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                                                                EXHIBIT 11.1


                    STORMEDIA INCORPORATED AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                    (in thousands except per share amounts)





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
                                                                    Three Months Ended
                                                               ----------------------------
                                                                March 29,         March 31,
                                                                   1996              1995
                                                                ---------         ---------
Primary:
Statement of operations data:
  Net earnings                                                  $ 9,469           $ 2,036
                                                                =======           =======

Weighted average number of common and dilutive
equivalent shares used in computations:
  Common Stock                                                   17,043             2,138
  Stock options and other common stock equivalents                1,262             1,530
                                                                -------           -------
     Subtotal                                                    18,305             3,668
                                                                -------           -------

Pursuant to Staff Accounting Bulletin No. 83:
  Preferred Stock converted on an as-if basis according at
   exercise prices less than the anticipated initial public
   offering price using the treasury stock method                    --             7,087
  Stock options                                                      --               420
                                                                -------           -------
Shares used in computing net earnings per share                  18,305            11,175
                                                                =======           =======
Net earnings per share                                            $0.52             $0.18
                                                                =======           =======

Fully Diluted:
Statement of operations data:
  Net earnings                                                  $ 9,469           $ 2,036
                                                                =======           =======

Weighted average number of common and dilutive
equivalent shares used in computations:
  Common Stock                                                   17,043             2,138
  Stock options and other common stock equivalents                1,266             1,530
                                                                -------           -------
     Subtotal                                                    18,309             3,668
                                                                -------           -------

Pursuant to Staff Accounting Bulletin No. 83:
  Preferred Stock converted to an as-if basis according at
    exercise prices less than the anticipated initial public
    offering price using the treasury stock method                   --             7,087
  Stock options                                                      --               420
                                                                -------           -------
Shares used in computing net earnings per share                  18,309            11,175
                                                                =======           =======
Net earnings per share                                            $0.52             $0.18
                                                                =======           =======
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